Exhibit 99.1
For Immediate Release
Corel Corporation Reports
First Quarter 2008 Financial Results
•	2008 first quarter revenue increases 25% over 2007

•	2008 first quarter GAAP net loss = $30,000 or $(0.00) per share;

•	Non-GAAP adjusted net income = $6.7 million or $0.26 per share
OTTAWA, Canada — April 3, 2008 — Corel Corporation (NASDAQ:CREL) (TSX:CRE) today reported financial results for its first quarter ended February 29, 2008. Revenues in the first quarter of fiscal 2008 were $65.5 million, an increase of 25 percent over revenues of $52.6 million in the first quarter of fiscal 2007. First quarter 2008 revenue includes organic revenue growth of 3 percent, which excludes revenue from products acquired from InterVideo and Ulead. GAAP net loss in the first quarter of fiscal 2008 was $30,000, or $(0.00) per basic and diluted share, compared to GAAP net loss of $11.9 million, or $(0.48) per basic and diluted share, in the first quarter of fiscal 2007.
Non-GAAP adjusted net income for the first quarter of fiscal 2008 was $6.7 million, or $0.26 per diluted share, compared to non-GAAP adjusted net income for the first quarter of fiscal 2007 of $2.7 million, or $0.11 per diluted share. Non-GAAP adjusted EBITDA in the first quarter of 2008 was $13.3 million, an increase of 52 percent over $8.7 million in the first quarter of 2007.
“Corel had a solid first quarter with strong results across our diverse mix of products, channels and geographies,” said David Dobson, Chief Executive Officer, Corel Corporation. “Having successfully completed the integration of InterVideo and Ulead, we are well-positioned to take advantage of the growing market opportunity for our extensive Digital Media portfolio. At the same time, Corel’s Graphics and Productivity products enjoyed a strong quarter, highlighted by the first quarter release of CorelDraw Graphics Suite X4 which recorded strong results, particularly in Europe and emerging markets. Additionally, revenue from emerging markets grew more than 40 percent year over year as we continue to expand our presence in these important growing markets through our diverse mix of distribution channels.”
Financial Guidance
Second Quarter Fiscal 2008 Guidance
Corel provided guidance for the second quarter ending May 31, 2008. The Company currently expects:

•	Revenue in the range of $66 million to $68 million.

•	GAAP net income in the range of $1.0 million to $2.5 million and non-GAAP adjusted net income in the range of $8.5 million to $10.0 million.

•	GAAP earnings per share in the range of $0.04 to $0.09 and non-GAAP earnings per share in the range of $0.32 to $0.38.
Fiscal 2008 Guidance
Resulting guidance for the year ending November 30, 2008 is as follows:
•	Revenue in the range of $263 million to $275 million.

•	GAAP net income of $9.5 million to $15.0 million and non-GAAP adjusted net income of $40.5 million to $46.0 million.

•	GAAP income per share of $0.34 to $0.55 and non-GAAP earnings per share of $1.50 to $1.70.
Corel will host a conference call to discuss its financial results at 4:30 p.m. Eastern Time today. To access the conference call, please dial (877) 419-6600 or (719) 325-4870 approximately 5 minutes prior to the 4:30 p.m. ET start time. A live webcast will also be available through Corel’s Investor Relations website at http://investor.corel.com/events.cfm. Following the call, an audio replay will be available between 7:30 p.m. ET April 3, 2008 and midnight ET April 16, 2008 from Corel’s Investor Relations website or by calling (888) 203-1112 or (719) 457-0820, Passcode: 8743508.
Forward-Looking Statements:
This news release includes forward-looking statements that are based on certain assumptions and reflect our current expectations. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Such risks include competitive threats from well established software companies that have significantly greater market share and resources than us and from online services companies that are increasingly seeking to provide software products at little or no incremental cost to their customers to expand their Internet presence and build consumer loyalty. We rely on a small number of key strategic relationships for a significant percentage of our revenue and these relationships can be modified or terminated at any time. In addition, our core products have been marketed for many years and the packaged software market in North America and Europe is relatively mature and characterized by modest growth. Accordingly, we must successfully complete acquisitions, penetrate new markets or increase penetration of our installed base to achieve revenue growth. In addition, we face potential claims from third parties who may hold patent and other intellectual property rights which purport to cover various aspects of our products and from certain of our customers who may be entitled to indemnification from us in respect of potential claims they may receive from third parties related to their use or distribution of our products.
These and other risks, uncertainties and other important factors are described in Corel’s Annual Report dated February 8, 2008, filed with the Securities and Exchange Commission (SEC) and the Canadian Securities Administrators (CSA) under the caption “Risk Factors” and elsewhere. A copy of the Corel Annual Report and such other filings can be obtained on Corel’s website, on the SEC’s website at http://www.sec.gov./ or on the CSA’s website at http://www.sedar.com.. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.
Financial Presentation and Use of Non-GAAP Measures:
Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP, which differ in certain material respects from Canadian generally accepted accounting principles. In addition, our financial statements and information in this release are presented in U.S. Dollars, unless otherwise indicated. This news release includes certain non-GAAP financial measures, such as adjusted net income and adjusted EBITDA. We use these non-GAAP financial measures to confirm our compliance with covenants contained in our debt facilities, as supplemental indicators of our operating performance and to assist in evaluation of our liquidity. These measures do not have any standardized meanings prescribed by GAAP and therefore are not comparable to the calculation of similar measures used by other companies, and should not be viewed as alternatives to measures of financial performance or changes in cash flows calculated in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the closest GAAP measures are set out in the notes to the financial statements attached to this news release.
About Corel
Corel is a leading developer of graphics, productivity and digital media software with more than 100 million users worldwide. The Company’s product portfolio includes some of the world’s most popular and widely recognized software brands including CorelDRAW® Graphics Suite, Corel® Paint Shop Pro® Photo, Corel® Painter(TM), Corel DESIGNER®, Corel® WordPerfect® Office, WinZip®, WinDVD® and iGrafx®. Designed to help people become more productive and express their creative potential, Corel’s software strives to set a higher standard for value with full-featured products that are easier to learn and use. The industry has responded with hundreds of awards recognizing Corel’s leadership in software innovation, design and value.
Corel’s products are sold in more than 75 countries through a well-established network of international resellers, retailers, original equipment manufacturers, online providers and Corel’s global websites. The Company’s headquarters are located in Ottawa, Canada with major offices in the United States, United Kingdom, Germany, China, Taiwan and Japan. Corel’s stock is traded on the NASDAQ under the symbol CREL and on the TSX under the symbol CRE. www.corel.com

©2008 Corel Corporation. All rights reserved. Corel, Corel DESIGNER, CorelDRAW, Paint Shop Pro, Painter, Photo Express, WinDVD, iGrafx, InterVideo, Ulead, WordPerfect, WinDVD, WinZip and the Corel logo are trademarks or registered trademarks of Corel Corporation and/or its subsidiaries. All other product names and any registered and unregistered trademarks mentioned are used for identification purposes only and remain the exclusive property of their respective owners.
CRELF
Press Contact:
Catherine Hughes
613-728-0826 x1659
catherine.hughes@corel.com
Investor Relations Contact:
The Blueshirt Group
415-217-7722
Todd Friedman
todd@blueshirtgroup.com
Stacie Bosinoff
stacie@blueshirtgroup.com

Corel Corporation
Quarterly Financial results
For the quarter ended Feb 29, 2008
(in thousands, except per share data; unaudited)
Consolidated Condensed Statement of Operations

	Three Months ended
	February 29,	February 28,
	2008	2007

Revenues — Product	$59,362	$47,304
Revenues — Maintenance and services	6,182	5,330

Total revenues	65,544	52,634

Cost of revenues — Product	15,227	8,497
Cost of revenues — Maintenance and services	167	198
Amortization of intangible assets	6,414	5,757

Total cost of revenues	21,808	14,452

Gross margin	43,736	38,182

Operating expenses
Sales and marketing	19,684	17,275
Research and development	12,091	11,596
General and administration	8,811	8,662
Acquired in-process research and development	—	7,831
InterVideo integration expense	—	785
Restructuring	178	—

Total operating expenses	40,764	46,149

Income (loss) from operations	2,972	(7,967)

Other expenses (income)
Interest Income	(120)	(364)
Interest expense	4,408	4,285
Amortization of deferred financing fees	270	265
Other non-operating income	(1,464)	(632)

Loss before income taxes	(122)	(11,521)
Income tax expense (recovery)	(92)	355

Net Loss	$(30)	$(11,876)

Net loss per share:
Basic	$(0.00)	$(0.48)
Fully diluted	$(0.00)	$(0.48)
Weighted average number of shares:
Basic	25,463	24,627
Fully diluted	25,463	24,627

Consolidated Condensed Balance Sheet

	February 29,	November 30,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$28,835	$24,615
Restricted cash	161	217
Accounts receivable
Trade, net	29,795	41,092
Other	2,529	118
Inventory	858	729
Income taxes recoverable	922	1,470
Prepaids and other current assets	3,557	3,276

Total current assets	66,657	71,517

Capital assets	8,905	8,971
Intangible assets	85,892	92,010
Goodwill	88,643	88,643
Deferred financing and other long-term assets	5,806	5,696

Total assets	$255,903	$266,837

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable and accrued liabilities	$62,387	$67,290
Income taxes payable	771	723
Deferred revenue	13,980	15,707
Current portion of long-term debt	18,957	2,249
Current portion of obligations under capital leases	799	767

Total current liabilities	96,894	86,736

Deferred revenue	2,248	2,365
Deferred income taxes	19,520	20,754
Income taxes payable	12,911	11,693
Accrued pension benefit obligation	1,120	1,116
Obligations under capital leases	1,948	2,114
Long-tem debt	138,960	156,359

Total liabilities	273,601	281,137

Shareholders’ deficit
Share capital	40,929	40,652
Additional paid-in capital	6,838	5,926
Accumulated other comprehensive loss	(4,326)	(721)
Deficit	(61,139)	(60,157)

Total shareholders’ deficit	(17,698)	(14,300)

Total liabilities and shareholders’ deficit	$255,903	$266,837

Consolidated Condensed Statement of Cash Flows

	Three Months ended
	February 29,	February 28,
	2008	2007

Cash flow from operating activities
Net loss	$(30)	$(11,876)
Depreciation and amortization	1,162	702
Amortization of deferred financing fees	270	265
Amortization of intangible assets	6,414	5,757
Stock-based compensation	1,138	1,008
Provision for bad debts	104	16
Deferred income taxes	(1,234)	(1,035)
Loss on disposal of fixed assets	42	—
Acquired in-process research and development	—	7,831
Unrealized loss on forward exchange contracts	—	35
Loss (gain) on interest rate swap recorded at fair value	755	(191)
Gain on sale of investment	(822)
Change in operating assets and liabilities	(1,392)	15,928

Cash flow provided by operating activities	6,407	18,440

Cash flow from financing activities
Restricted cash	56	—
Proceeds from operating line of credit	—	23,000
Proceeds from long-term debt	—	70,000
Repayments of long-term debt	(691)	(681)
Repayments of capital lease obligations	(134)	—
Proceeds from exercise of stock options	51	1,302
Financing fees incurred	—	(1,672)

Cash flow provided by (used in) financing activities	(718)	91,949

Cash flow from investing activities
Purchase of InterVideo Inc, net of cash acquired	—	(120,368)
Purchase of long lived assets	(1,434)	(110)

Cash flow used in investing activities	(1,434)	(120,478)

Effect of exchange rate changes on cash and cash equivalents	(35)	(35)

Increase (decrease) in cash and cash equivalents	4,220	(10,124)
Cash and cash equivalents, beginning of period	24,615	51,030

Cash and cash equivalents, end of period	$28,835	$40,906

Non-GAAP Results
(In thousands, except per share data)

	Three Months ended
	February 29,	February 28,
	2008	2007
Non-GAAP Adjusted Net Income Calculation:
Net loss	$(30)	$(11,876)
Amortization of intangible assets	6,414	5,757
Deferred income taxes	(1,234)	(1,035)
Stock-based compensation	1,138	1,008
Restructuring	178	—
InterVideo integration expense	—	785
Acquired in-process research and development	—	7,831
Amortization of deferred financing fees	270	265

Non-GAAP Adjusted Net Income	$6,736	$2,735

Percentage of revenue	10.3%	5.2%

Pro-forma diluted non-GAAP adjusted net income per share	$0.26	$0.11

Shares used in computing proforma diluted non-GAAP adjusted net income per share	26,045	25,402

Non-GAAP Adjusted EBITDA Calculation:
Cash flow provided by operating activities	$6,407	$18,440
Change in operating assets and liabilities	1,392	(15,928)
Interest expense, net	4,288	3,921
Income tax expense (recovery)	(92)	355
Deferred income taxes	1,234	1,035
Provision for bad debts	(104)	(16)
Unrealized loss on forward exchange contracts	—	(35)
Gain (loss) on interest rate swap	(755)	191
Loss on disposal of fixed assets	(42)	—
Gain on sale of investment	822	—
InterVideo integration expense	—	785
Restructuring	178	—

Non-GAAP Adjusted EBITDA	$13,328	$8,748

Percentage of revenue	20.3%	16.6%

Other Supplemental Information
(In thousands)

	Three Months ended
	February 29,	February 28,
	2008	2007
Revenue by Product Segment
Graphics and Productivity	$36,947	$34,064
Digital Media	28,597	18,570

Total	$65,544	$52,634

As percentage of revenues
Graphics and Productivity	56.4%	64.7%
Digital Media	43.6%	35.3%

Total	100.0%	100.0%

Revenue by Geography
Americas	$31,691	$27,193
EMEA	20,219	17,658
APAC	13,634	7,783

Total	$65,544	$52,634

As percentage of revenues
Americas	48.4%	51.7%
EMEA	30.8%	33.5%
APAC	20.8%	14.8%

Total	100.0%	100.0%

Allocation of Stock-Based Compensation Expense
Cost of revenues — Product	$10	$9
Cost of revenues — Maintenance and service	2	2
Sales and marketing	395	270
Research and development	207	195
General and administration	524	532

Total	$1,138	$1,008